ASSET MANAGEMENT AGREEMENT

This Agreement is made on the 28th day of February, 2001 between NewState Third Mortgage SPC (hereinafter referred to as the “Principal”) and NewState Capital Co., Ltd. (hereinafter referred to as the “Asset Manager”) for the purpose of management, operation and disposition of the liquidation assets (as defined hereinbelow) which will be transferred to the Principal in accordance with the asset transfer agreement to be executed between the Principal and the Asset Manager.

Article 1:  Definitions

The following terms when used in this Agreement shall have the following respective meanings:

"Collateral" shall mean the houses in which NewState Capital Co., Ltd. has established security interests as collateral for the liquidation assets.

“Escrow Account” shall mean the account designated as the Principal’s escrow account for the purpose of agency agreement.

"Agent" shall mean H&C.

"Agency Agreement" shall mean the agreement made between the Principal and the Agent on February 28, 2001 for the purpose of asset liquidation.

"Liquidation Plan" shall mean the asset liquidation plan which the Principal filed with the Financial Supervision Commission in accordance with Article 3 of the Asset Liquidation Law.

“Liquidation Asset” shall mean all rights for payment including principal and interest on loans, late charges, commissions and other ancillary rights held by NewState Capital Co., Ltd. which will be transferred to the Principal pursuant to asset transfer agreement.

"Asset Liquidation Settlement Date" shall mean November 14, 2000.

"Asset Backed Securities or ABS" shall mean the priority bonds and the non-priority bonds to be issued by the Principal according to the Liquidation Plan.

“ABS Quarter” shall mean each period of three (3) months counting from the date of the issuance of ABS. ABS Quarter, other than the initial ABS Quarter, shall commence on the last day of the immediate previous ABS Quarter.

“Asset Management Business” shall mean the business entrusted to the Asset Manager in accordance with Article 2 of this Agreement.

"Asset Transfer Agreement" shall mean the agreement for transfer of assets made between the Principal and NewState Capital Co., Ltd. on February 28, 2001 in connection with the Asset Liquidation in accordance with the Asset Liquidation Plan.

“Debtor” shall mean the principal debtor, guarantor and others who are liable to perform the obligations on the liquidated assets.

"Installment Housing Financing Agreement" shall mean the agreement applicable to the underlying liquidation assets including the financing agreement made between the transferor and the debtor on the liquidated asset and the standard financing transaction regulations of the transferor.

Article 2:  Designation of Asset Manager

The Principal hires the Asset Manager, and the Asset Manager accepts such hiring, for the following business:

        1.  Preservation, collection and management of Liquidation Assets.
        2.  Maintenance and management of books and records relevant to monies received and others.
        3.  Execution of collateral and enforcement of other rights ancillary to the Liquidation Assets.
        4.  Other ancillary business.

Article 3:  Fiduciary Duty of the Asset Manager

(1)  The Asset Manager shall manage the assets in good faith and with the care of a fiduciary.

(2)  The Asset Manager may not delegate all or part of the asset management business to a third party without the Principal's written consent.

Article 4:  Separate Management of Liquidation Asset

(1)  The Asset Manager shall physically separate the Liquidation Assets with its own assets and shall maintain separate records.

(2)  The Asset Manager shall prepare and maintain separate management books and records on the Liquidation Asset, and, in the event its business is computerized, shall separate its own assets from the Principal’s assets.

(3)  The Asset Manager shall maintain and manage, for the benefit of the Principal, all agreements, filings, registrations and other proofs and provide the Agent with the copies of same (including computer printouts) within three (3) business days of the execution of this Agreement.

(4)  The Asset Manager shall allow the Agent to examine the documents, books and records, computer printouts, etc. as mentioned in (1) through (3) of this Article.

Article 5:  Collection and Management of Liquidation Asset

(1)  The Asset Manager shall collect and manage the Liquidation Asset with the same care as with the same kind of rights or collateral it holds.

(2)  The Asset Manager shall deposit into the Escrow Account all the monies collected from the debtors, monies received from public auctions and other monies obtained from the management, operation and disposition of the Liquidation Asset within three (3) business days. In the event the deposit delayed, the Asset Manager shall pay late charges at the rate of 18% per annum until all the monies are deposited.

(3)  In the event the debtor of the Liquidation Asset defaults in the payment of principal or interest, the Asset Manager shall take proper legal measures for collection including execution of collateral and demand against the guarantor. The Principal shall cooperate with the Asset Manager’s collection efforts including delivery of power of attorney.

(4)  The Asset Manager, when necessary for the performance of the asset management business, shall register transfer of collateral to the Principal pursuant to the terms of the Asset Transfer Agreement and the Principal shall cooperate with the Asset Manager in this regard.

(5)  In the event the Asset Manager recognizes that the collected monies have not been deposited into the Escrow Account due to the Asset Manager’s mistake, error in automatic transfer or other computer-related errors, it shall immediately (within one business day after the mistake or error is brought to its attention) make the deposit into the Escrow Account.

(6)  Notwithstanding the provision of Article 5(2) above, the Asset Manager shall deposit on the date of the execution of Agency Agreement all the monies collected in relation to the Liquidation Asset between the Asset Liquidation Settlement Date and the execution of the Agency Agreement.

(7)  In the event the debtor of the Liquidation Asset requests change of debtor under the Installment Housing Financing Agreement due to the transfer of collateral, the Asset Manager may, with the consent of the Principal, approve of such a change only if the new debtor is qualified by the Asset Manager’s lending criteria.

(8)  Even when the debtor is in default and the debtor’s obligations are accelerated pursuant to the terms of the Installment Housing Financing Agreement, the Asset Manager may, on behalf of the Principal, reinstate the initial payment plan if the debtor pays the principal already due, the accrued interest and late charges. The provisions of (1) and (3) above shall still apply.

(9)  In the event the Agent requests for increase of interest rate on the Liquidation Asset in order for the redemption of the priority ABS, the Asset Manager shall increase the interest rate.

Article 6:  Management of Documents

The Asset Manager shall make description of the Principal’s assets on the Installment Housing Financing Agreement or other documents and keep such documents separately from documents of its own business.

Article 7:  Books and Records, Reports, etc.

(1)  The Asset Manager shall prepare the particulars, status and details of management of the Principal’s assets in accordance with the generally accepted accounting practices and customs and keep the same at its principal place of business.

(2)  The Asset Manager shall, upon the request of the Principal or its agent (including the Agent), allow the Principal to examine and make copies of the aforesaid books and records.

(3)  The Asset Manager, when requested, shall allow holders of ABS to examine and make copies of the aforesaid books and records within the limits of Article 1 of Asset Liquidation Law.

(4)  Within ten (10) days of the end of each ABS Quarter (if it does not fall on a business day, the next business day), the Asset Manager shall submit to the Principal a report on collection of principal and interest, remittance to the escrow, etc. in a form agreed upon with the Principal.

(5)  The Asset Manager shall prepare a monthly computerized data on the status, as of the end of the previous month, of collection, balance of principal and interest and other matters as agreed upon between the parties and shall submit same to the Principal by means of e-mail or other electronic transmission as agreed upon between the parties. The obligations of the Asset Manager herein shall continue even when this Agreement is rescinded pursuant to Article 14(1) of this Agreement until the asset management business is turned over to the Principal or a substitute asset manager pursuant to Article 14(2) of this Agreement.

(6)  In the event of the occurrence of causes for buy-back pursuant to Article 7(1) of Asset Transfer Agreement, the Asset Manager shall immediately notify the Principal and the Agent in writing. Such a notice shall contain the information necessary to identify the relevant Liquidation Asset such as the name of the debtor, the amount of initial principal and the principal balance and the date of maturity as well as the amount of buy-back as calculated pursuant to Article 8 of the Asset Transfer Agreement.

Article 8:  Financial Statements, etc.

The Asset Manager agrees to do the job as enumerated below and shall have the right, in consultation with the Principal, to employ an auditor at the expense of the Principal.

1.  Prepare financial statements in accordance with the generally accepted accounting practices, customs and means and keep one set of same for the benefit of the Principal.

2.   Prepare and submit to the Principal’s director the following documents after the end of the Principal’s fiscal year but no less than one week prior to the Principal’s general meeting of the members and maintain the same:

     a.  Balance Sheet
     b.  Profit/Loss Statement
     c.  Statement on Disposition of Profit Surplus of Loss
     d.  Cash Flow Statement
     e.  Notes and notations
     f.  Supporting documents for the above
     g.  Business report

Article 9:  Disposition of the Liquidation Asset

(1)  The Asset Manager may not transfer the Liquidation Asset or provide it for collateral without the Principal’s prior written consent.

Article 10:  Representations and Warranties of Asset Manager

The Asset Manager represents and warrants to the Principal the following:

     1.  The Asset Manager has the full authority and power to manage the Liquidation Asset for the benefit of the Principal.

     2.  The Asset Manager has completed all the corporate procedures necessary for execution and performance of this Agreement and has obtained all the necessary governmental approvals or licenses.

     3.  The execution of this Agreement and the contents of this Agreement including management of the Liquidation Asset do not violate any laws and do not contravene any agreements binding the Asset Manager, judgments of a court or the disposition, instruction or recommendation of any administrative agency.

     4.  The obligations of the Asset Manager under this Agreement shall be the same as other unsecured debts.

     5.  In connection with the execution of this Agreement, the Asset Manager has disclosed all the truthful information to the Principal in good faith and has not concealed or omitted any material information.

Article 11:  Asset Manager's Obligations

(1)  The Asset Manager agrees to comply with the following:

     1.  The Asset Manager shall perform all the obligations under this Agreement in good faith and shall comply with the Asset Liquidation Law and other pertinent laws and orders.

     2.  In the event of rescission of this Agreement, the Asset Manager shall deliver all the documents requested by the Principal in connection with the Liquidation Asset to the Principal or its designee.

     3.  In the event there arises any dispute with the debtor or a third party in connection with the Liquidation Asset, the Asset Manager shall immediately bring it to the attention of the Principal.

(2)  The Asset Manager is prohibited from doing any of the following:

     1.  Except for Article 5(8) and (9), the Asset Manager may not change the loan conditions such as maturity, interest rate, rate of commission, late charge, etc. without the Agent’s prior consent. The Agent shall not be required to give the consent unless the Asset Manager’s request is reasonable. In any event, the maturity of any Liquidation Asset may not be extended for more than one (1) month and the changed interest rate shall be more than two (2) percent over the interest rate on the 5-year treasury bond.

     2.  The Asset Manager is prohibited from infringing the ownership of the Principal in relation to the Liquidation Asset transferred to it.

     3.  The Asset Manager shall not use the information on the debtor’s creditworthiness obtained as the manager of the Liquidation Asset for any other purpose than for the collection of the debt or other lawful purpose.

Article 12:  Damages

(1)  The Asset Manager covenants and agrees to perform all of the terms of this Agreement in good faith and with the necessary standard of care, and, agrees to compensate the Principal all the damages that the Principal may incur due to the Asset Manager’s failure to perform.

(2)  The Asset Manager’s payment of damages shall not affect the Principal’s rights under Article 14 hereof.

Article 13:  Resignation, etc.

The Asset Manager may not resign without the consent of the Principal. However, the Asset Manager may resign in the event that all the Liquidation Asset is disposed of pursuant to Article 12 of the Asset Transfer Agreement and that the Agent agrees that all its relevant business is completed.

Article 14:  Rescission of Agreement

(1)  The Principal may rescind this Agreement in the event:

     1.  The Asset Manager fails to perform its obligations under this Agreement and fails to cure within 10 days after receipt of notice from the Principal or the Agent;

     2.  The Asset Manager is subjected to dissolution, reorganization, composition or bankruptcy proceedings; a court order or judgment for dissolution against the Asset Manager is entered; or the Asset Manager is subjected to suspension of business or other similar administrative decisions:

     3.  Any of the Asset Manager's representations and warranties contained in Article 10 hereof is found to be false; or

     4.  The Asset Manager fails to may the necessary payment to the Principal for more than five (5) business days; or

     5.  The Principal or the Agent, in their reasonable judgment, decides that the purpose of this Agreement cannot be fulfilled due to pertinent laws, rules and regulations.

(2)  In the event of rescission of this Agreement, the Asset Manager shall turn over the entrusted businesses to a third party in compliance with the Agent’s instructions; turn over all the documents, books and records and computer data prepared under this Agreement to the Agent or the substitute asset manage; and perform the following in good faith and care if requested by the Agent or the substitute asset manager:

     1.  Provide, assist and input computer system and computer data for the preservation, collection and management of the Liquidation Asset.

     2.  Dispatch employees, not to exceed two (2), to assist substitute asset management. The employees should be properly experienced and qualified from the Asset Manager’s reasonable judgment and the salary and other expenses for the employees shall be borne by the Asset Manager.

     3.  Examination and search of the Asset Manager’s computer system within reasonable limits for the performance of substitute asset management.

     4.  Examination of documents, books and records kept by the Asset Manager and workplace of the Asset Manager.

     5.  Supplementing the documents, books and records and computer data.

     6.  Others requested by the substitute asset manager which are reasonably necessary for the substitute asset management.

(3)  In the event of occurrence of any causes in Article 14(1) above, the Agent may request the Asset Manager, when reasonably necessary, to perform the obligations described in Article 14(2) above even before the rescission of the Asset Management Agreement and the Asset Manager shall comply with such requests in good faith.

Article 15:  Expenses and Fees

(1)  The Asset Manager shall request the Principal for reimbursement of expenses for public auction, collection and legal actions no later than one (1) business day prior to the end of each ABS Quarter and such expenses shall be paid at the end of each ABS Quarter by the Agent pursuant to Articles 11 and 12 of the Agency Agreement. The expenses to be paid by the Principal shall include the fees paid to the court by the Asset Manager in connection with auction or legal action, fees and costs actually paid to attorneys or legal assistants. Other expenses for public auction or legal action shall be borne by the Asset Manager.

(2)  Other expenses than those enumerated in (1) expended in the course of the asset management shall be borne by the Asset Manager.

(3)  The Principal agrees to pay the Asset Manager on the last day of each ABS Quarter as compensation the sum equal to the outstanding balance of ABS as of the first day of the corresponding ABS Quarter multiplied by 0.125%. In the event the outstanding balance of the priority ABS is less than a half of the total issued priority ABS as of the first day of the ABS Quarter, the compensation shall be the sum equal the outstanding balance of the ABS multiplied by 0.15%. Provided, however, in the event the Asset Manager has resigned or this Agreement has been rescinded, the commission shall be adjusted as of the date of the resignation or the rescission.

Article 16:  Conditions Precedent

This Agreement is contingent upon the following:

     1.  The Liquidation Plan shall be registered with the Financial Supervision Commission in accordance with Article 3 of the Asset Liquidation Law;

     2.  Asset Manager shall register with the Financial Supervision Commission the transfer of the Liquidation Asset made in accordance with the Liquidation Plan;

     3.  The Agent shall submit proof of power and authority to make and perform this Agreement including certified copies of resolution of the board of directors, articles of incorporation, corporate register, specimen signature of the representative director and other documents reasonably requested by the Principal;

     4.  All the necessary governmental approvals or permits shall be obtained and other necessary procedures shall be completed; and

5.  The Agent shall submit to the Principal all other documents reasonably requested by the Principal.

Article 17:  Duration

Unless otherwise provided, this Agreement shall be valid until the dissolution of the Principal commences.

Article 24:  Successors and Assigns

This Agreement shall apply to the successors, assigns, heirs and representatives of the parties.

Article 25:  Notice

The notice under this Agreement shall be sent to the following addresses by personal delivery, postage pre-paid, registered mail or facsimile. Provided, however, that notice by facsimile shall be effective only when the receipt thereof is acknowledged by the recipient.

Notice to the Asset Manager:

NewState Capital Co., Ltd.
837-26 Yoksam-Dong, Kangnam-Gu
Seoul
Attn:  Kyung Soo Chung
Fax:  02-2188-6418

Notice to the Principal:

NewState Third Mortgage SPC
36-3 Yoido-Dong Youngdeungpo-Gu
Seoul
Attn:  Korea Housing Bank ABS Team
Fax:  02-769-8997

Article 20:  Jurisdiction

This Agreement shall be construed in accordance with the laws of the Republic of Korea and all the legal proceedings shall be subject to the jurisdiction of Seoul District Court.

Principal:  NewState Third Mortgage SPC,
36-3 Yoido-Dong Youngdeungpo-Gu
Seoul
By: Kyung Won Yoon, Director (Seal)

Asset Manager:  NewState Capital Co., Ltd.
837-26 Yoksam-Dong Kangnam-Gu
Seoul
By:  Byung Ki Kim, Representative Director (Seal)